Exhibit 10.6

THE HANOVER INSURANCE GROUP, INC.

2006 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (the “Agreement”) is effective as of <GRANT DATE> (the “Grant Date”) by and between The Hanover Insurance Group, Inc., a Delaware corporation (the “Company”), and <PARTICIPANT NAME> (the “Participant” or “you”). Capitalized terms used without definition herein shall have the meanings set forth in The Hanover Insurance Group, Inc. 2006 Long-Term Incentive Plan (the “Plan”).

P R E A M B L E

WHEREAS, pursuant to the Plan and subject to the terms of this Agreement, the Administrator has agreed to grant to the Participant an Award of restricted stock units (the “RSUs”).

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants and promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

RSUs. The Administrator hereby grants to the Participant <NUMBER OF RSUS> RSUs, each representing the right to receive one share of Stock upon and subject to the restrictions, terms and conditions set forth below. The Stock issued upon vesting of the RSUs, if any, shall be referred to hereinafter as the “Shares”.

2.

Vesting. The RSUs shall vest 100% on the third anniversary of the Grant Date (the “Vesting Date”) provided Participant is an Employee of the Company or one of its subsidiaries or affiliates (the Company and its subsidiaries and affiliates hereinafter referred to as “THG”) during the entire three-year period from the Grant Date until the Vesting Date.

Subject to Section 8, upon vesting of the RSUs, the Company shall make delivery of the Shares within a reasonable period, provided that, if any law or regulation requires the Company to take action before the issuance of such Shares, delivery of such Shares shall be extended for the period necessary to take such action.

3.

Termination. Except as provided in Sections 4, 5 and 6, upon the termination of Participant’s Employment with THG for whatever reason, whether with or without Cause, for good reason or otherwise, any non-vested RSUs shall be automatically cancelled and forfeited and be returned to the Company for no consideration.

4.

Disability. Subject to the remainder of this Section 4, if the Participant is placed in a long term disability status (as such term is defined in the Company’s Long-Term Disability Program, as in effect at such time)(“LTD Status”), and provided Participant remains in LTD Status through such date, the RSUs shall continue to vest in accordance with this Agreement until the first anniversary of the date Participant was placed in LTD Status (the “LTD Extension Period”). At the expiration of the LTD Extension Period (i) a pro-rated portion of the RSUs shall automatically vest, and (ii) the remaining unvested RSUs shall be automatically cancelled and forfeited and be returned to the Company for no consideration. For purposes of this subsection, the pro-ration of the RSUs that vest on the expiration of the LTD Extension Period, shall be determined by dividing the number of days since the Grant Date by 1,095 and applying this percentage to the RSUs. Any fractional units shall be rounded up such that only whole shares are issued.

If, prior to the expiration of the LTD Extension Period, Participant is removed from LTD Status and immediately thereafter returns to active Employment with THG, Participant shall be treated (for the purposes of this Agreement) as if he/she were never placed in LTD Status and remained an active Employee of THG, shall be given credit toward vesting for the period Participant was in LTD Status and this Agreement shall remain in full force and effect in accordance with its terms.

5.

Retirement. If Participant Retires (i) a pro-rated portion of the RSUs shall automatically vest, and (ii) the remaining unvested RSUs shall be automatically cancelled and forfeited and be returned to the Company for no consideration. For purposes of this subsection, the pro-ration of the RSUs that vest on Retirement shall be determined by dividing the number of days that the Participant was an active Employee since the Grant Date by 1,095 and applying this percentage to the RSUs. Any fractional unit shall be rounded up such that only whole shares are issued.

For the purpose of this Agreement, a Participant shall be deemed to “Retire” if (i) his/her Employment with THG terminates (other than for Cause), (ii) he or she is 65 years of age or older as of such termination date, and (iii) immediately prior to such termination, Participant has been continuously Employed by THG for 10 or more years.

6.

Death. If Participant dies (i) a pro-rated portion of the RSUs shall automatically vest, and (ii) the remaining unvested RSUs shall be automatically cancelled and forfeited and be returned to the Company for no consideration. For purposes of this subsection, the pro-ration of the RSUs that vest upon Participant’s death shall be determined by dividing the number of days that the Participant was an active Employee since the Grant Date by 1,095 and applying this percentage to the RSUs. Any fractional units shall be rounded up such that only whole shares are issued.

7.

Covered Transaction/Change in Control. In the event of a Covered Transaction (other than a Change in Control, whether or not it is a Covered Transaction), the RSUs shall be fully governed by the applicable provisions of Section 7(a) of the Plan. Notwithstanding the terms of the Plan, in the event of a Change in Control (whether or not it is a Covered Transaction), the following rules shall apply:

(a)    Except as provided below in Sections 7(b) and (c), in the event of a Change in Control (i) the Participant shall automatically vest in a pro-rata portion of the RSUs, and (ii) the remaining unvested RSUs shall be automatically cancelled and forfeited and be returned to the Company for no consideration. For purposes of the preceding sentence, the pro-ration of the RSUs that shall vest upon the effective date of the Change in Control shall be determined in accordance with the following table:

Effective Date of Change in Control	Percentage of RSUs that Vest
Prior to the First Anniversary of the Grant Date	33.33%
On or after the First Anniversary, but prior to the Second Anniversary, of the Grant Date	66.67%
On or after the Second Anniversary of the Grant Date	100%

Any fractional shares shall be rounded up so that only whole shares shall be issued.

(b)    Notwithstanding Section 7(a), no acceleration of vesting shall occur with respect to the RSUs if the Administrator reasonably determines in good faith prior to the occurrence of a Change in Control that this Award of RSUs shall be honored or assumed, or new rights substituted therefore (such honored, assumed or substituted award hereinafter called an “Alternative Award”), by Participant’s employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

(i)        be based on stock which is traded on an established securities market, or which will be so traded within 60 days of the Change in Control;

(ii)       provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under this Award, including, but not limited to, an identical or better vesting schedule;

(iii)      have substantially equivalent economic value to this Award (determined at the time of the Change in Control); and

(iv)      have terms and conditions which provide that in the event that the Participant’s employment is involuntarily terminated (other than for Cause) or constructively terminated (an “Involuntary Termination”) prior to the third anniversary of the Grant Date (x) the Participant shall automatically vest in a pro-rata portion of the Alternative Award and any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, the vested portion of such Alternative Award shall be waived or shall lapse and (y) the remaining unvested portion of the Alternative Award shall be automatically cancelled and forfeited and be returned to the Company for no consideration. For purposes of the preceding sentence, the pro-ration of the Alternative Award that shall vest upon the effective date of an Involuntary Termination shall be determined in accordance with the following table:

Effective Date of an Involuntary Termination	Percentage of Alternative Award that Vest
Prior to the First Anniversary of the Grant Date	33.33%
On or after the First Anniversary, but prior to the Second Anniversary, of the Grant Date	66.67%
On or after the Second Anniversary of the Grant Date	100%

For this purpose, a constructive termination shall mean a termination by Participant following a material reduction in the Participant’s compensation, a material reduction in the Participant’s responsibilities or the relocation of the Participant’s principal place of employment to another location (which is greater than 35 miles from Participant’s principal place of employment immediately preceding the Change in Control), in each case without the Participant’s written consent.

(c)    Notwithstanding Sections 7(a) and (b) above, the Administrator may elect, in its sole discretion, exercised prior to the effective date of the Change in Control, to accelerate all, or a greater percentage of the RSUs, than is otherwise required pursuant to the terms of this Section 7.

8.

Section 162(m). If at the time the RSUs vest, the Participant is a “Covered Employee” (as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended) or the Company in its sole discretion believes that the Participant will be a Covered Employee, the Participant hereby acknowledges that an amount of Shares that would result in the Participant not being a Covered Employee or, if necessary, all of the Shares shall be deferred to reduce the impact of Section 162(m) to the Company. The deferral of such Shares will continue until the time when the Company could distribute some or all of such Shares to the Participant without any negative impact to the Company due to Section 162(m). If less than all of the Shares are distributed to the Participant, the Company will distribute to the Participant the maximum number of Shares that it may distribute to the Participant without any impact from Section 162(m). This distribution will occur each year until all deferred Shares have been completely distributed to the Participant. Notwithstanding the foregoing, if a deferral pursuant to the provisions of this section is a violation of Internal Revenue Code Section 409A, as amended from time to time (“Section 409A”), or any other law or regulation, then the Participant and the Company hereby agree to modify, to the extent possible, the deferral required hereunder such that it is in compliance with Section 409A and/or such other law or regulation.

9.

Notices. Notices hereunder shall be in writing and, if to the Company, shall be delivered personally to the Human Resources Department or such other party as designated by the Company or mailed to its principal office and, if to the Participant, shall be delivered personally or mailed to the Participant at his or her address on the records of the Company.

10.

Dividend and Voting Rights. The Participant will not be entitled to any dividends (or dividend equivalency rights) upon the RSUs or have any voting rights until and to the extent the RSUs vest and are exchanged for Shares.

11.

Non-Hire/Solicitation/Confidentiality. As a condition of your eligibility to receive the RSUs and regardless of whether such RSUs vest, you agree that you will (i) not, directly or indirectly, during the term of your employment with THG, and for a period of one year thereafter, hire, solicit, entice away or in any way interfere with THG’s relationship with, any of its officers or employees, or in any way attempt to do so or participate with, assist or encourage a third party to do so, and (ii) neither disclose any of THG’s confidential and proprietary information to any third party, nor use such information for any purpose other than for the benefit of THG and in accordance with THG policy. The terms of this Section 11 shall survive the expiration or earlier termination of this Agreement.

12.

Specific Performance. The Participant hereby acknowledges and agrees that in the event of any breach of Section 11 of this Agreement, the Company would be irreparably harmed and could not be made whole by monetary damages. The Participant accordingly agrees to waive the defense in any action for injunctive relief or specific performance that a remedy at law would be adequate and that the Company, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to an injunction or to compel specific performance of Section 11.

13.

Successors. The provisions of this Agreement will benefit and will be binding upon the permitted assigns, successors in interest, personal representatives, estates, heirs and legatees of each of the parties hereto. However, the RSUs are non-assignable, except as may be permitted by the Plan.

14.

Interpretation. The terms of the RSUs are as set forth in this Agreement and in the Plan. The Plan is incorporated into this Agreement by reference, which means that this Agreement is limited by and subject to the express terms and provisions of the Plan. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

15.

Governing Law. This Agreement shall be construed and applied (except as to matters governed by the Delaware General Corporation Law, as to which Delaware law shall apply) in accordance with the laws of the Commonwealth of Massachusetts.

16.	Facsimile and Electronic Signature. The parties may execute this Agreement by means of a facsimile or electronic signature.

17.

Entire Agreement; Counterparts. This Agreement and the Plan contains the entire understanding between the parties concerning the subject contained in this Agreement. Except for the Agreement and the Plan, there are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto, relating to the subject matter of this Agreement, that are not fully expressed herein. This Agreement may be signed in one or more counterparts, all of which shall be considered one and the same agreement.

18.

Further Assurances. Each party to this Agreement agrees to perform all further acts and to execute and deliver all further documents as may be reasonably necessary to carry out the intent of this Agreement.

19.

Severability. In the event that any of the provisions, or portions thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, will not be affected, and such unenforceable provisions shall be automatically replaced by a provision as similar in terms as may be valid and enforceable.

20.

Construction. Whenever used in this Agreement, the singular number will include the plural, and the plural number will include the singular, and the masculine or neuter gender shall include the masculine, feminine, or neuter gender. The headings of the Sections of this Agreement have been inserted for purposes of convenience and shall not be used for interpretive purposes. The Administrator shall have full discretion to interpret and administer this Agreement. Any actions or decisions by the Administrator in connection with this Agreement shall be conclusive and binding upon the Participant.

21.

No Effect on Employment. Nothing contained in this Agreement shall be construed to limit or restrict the right of THG to terminate the Participant’s employment at any time, with or without cause, or to increase or decrease the Participant’s compensation from the rate of compensation in existence at the time this Agreement is executed.

22.

Taxes. If at the time the RSUs vest the Company determines that under applicable law and regulations it could be liable for the withholding of any federal, state or local tax, Participant shall remit to the Company any amounts determined by the Company to be required to be withheld or the Company may, at its option, withhold from such units, or the Shares which such units represent, a sufficient number of units/Shares to satisfy the minimum federal, state and local tax withholding due, if any, and remit the balance of the units/Shares to the Participant. Notwithstanding any language contained herein to the contrary, in no event shall the Company be liable for any taxes, penalties or other amounts for which Participant may be liable because of a violation of Section 409A or other such law or regulation.

23.

Key Employees. To the extent the Participant is a key employee as defined in Internal Revenue Code Section 409A and any payment or distribution hereunder is required to be delayed until six months following a separation from service, such payment or distribution shall be so delayed, but not more than is required to comply with such rules.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the Grant Date.

THE HANOVER INSURANCE GROUP, INC.

By:
Name: Bryan D. Allen
Title: Vice President & Chief Human Resources Officer

<PARTICIPANT NAME>